                            EXHIBIT 11 TO FORM 10QSB

                            ESENJAY EXPLORATION, INC.
                      Computation of Loss Per Common Share

                                                                  Three Months Ended                 Nine Months Ended
                                                                     September 30                       September 30
                                                            -----------------------------      ----------------------------
                                                                1998             1997             1998             1997
                                                            ------------      -----------      -----------      -----------
BASIC EARNINGS PER SHARE
Weighted average of common shares
   Outstanding ........................................       14,898,728        1,644,317        7,856,842        1,644,317
                                                            ------------      -----------      -----------      -----------
                                                            ------------      -----------      -----------      -----------
     Basic loss per share .............................     $      (0.24)     $     (0.94)     $     (1.18)     $     (2.60)
                                                            ------------      -----------      -----------      -----------
                                                            ------------      -----------      -----------      -----------
DILUTED EARNINGS PER SHARE
Weighted Average Common Shares
   outstanding ........................................       14,898,728        1,644,317        7,856,842        1,644,317
Shares issuable from assumed conversion of
     Common share options and warrants ................            7,500             --              7,500             --
     Convertible preferred stock ......................             --             28,654             --             28,654
                                                            ------------      -----------      -----------      -----------
Weighted average common shares
   Outstanding, as adjusted ...........................       14,906,228        1,672,971        7,864,342        1,672,971
                                                            ------------      -----------      -----------      -----------
                                                            ------------      -----------      -----------      -----------
     Diluted loss per share ...........................     $      (0.24)     $     (0.91)     $     (1.18)     $     (2.51)
                                                            ------------      -----------      -----------      -----------
                                                            ------------      -----------      -----------      -----------
EARNINGS FOR BASIC AND DILUTED
   COMPUTATION
Net loss ..............................................     $ (3,589,630)     $(1,522,954)     $(9,210,348)     $(4,194,815)
Preferred stock dividend ..............................             --            (25,788)         (48,138)         (77,365)
                                                            ------------      -----------      -----------      -----------
                                                            ------------      -----------      -----------      -----------
Net income to common shareholders
   (basic earnings per share computation)..............       (3,589,630)      (1,548,742)      (9,258,486)      (4,272,180)
Preferred shares dividend .............................             --             25,788             --             77,365
                                                            ------------      -----------      -----------      -----------
                                                            ------------      -----------      -----------      -----------
Net loss to common shareholders, as adjusted
   (diluted earnings per share computation)............     $ (3,589,630)     $(1,522,954)     $(9,258,486)     $(4,194,815)
                                                            ------------      -----------      -----------      -----------
                                                            ------------      -----------      -----------      -----------

This calculation is submitted in accordance with Regulation S-K; although it is contrary to paragraphs 13 through 16 of the Financial Accounting Standards Board's Statement of Financial Standard No. 128, because it produces an antidilutive result.



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